Exhibit 10.39

ASSIGNMENT AND AMENDMENT NO. 3
TO MASTER REPURCHASE AGREEMENT AND
ASSIGNMENT AND AMENDMENT NO. 3 TO PRICING LETTER

Assignment and Amendment No. 3 to Master Repurchase Agreement and Assignment and Amendment No. 3 to Pricing Letter, dated November 2, 2016 (this “Amendment”) among ACRC LENDER U LLC and ACRC LENDER U TRS LLC (the “Sellers”), ACRC LENDER U MEZZ LLC (the “Mezzanine Subsidiary”), UBS REAL ESTATE SECURITIES INC. (“Assignor”), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“Assignee” and “UBS 1285”) and ARES COMMERCIAL REAL ESTATE CORPORATION (the “Guarantor”).

WITNESSETH

Assignor, Sellers, Mezzanine Subsidiary and Guarantor are parties to that certain (a) Master Repurchase Agreement, dated as of April 9, 2014 (as amended by Amendment No. 1, dated as of April 28, 2014 and Amendment No. 2, dated as of October 21, 2015, the “Existing Repurchase Agreement”, and as further amended by this Amendment, and as may be further amended from time to time, the “Repurchase Agreement”) and (b) Pricing Letter, dated as of April 9, 2014 (as amended by Amendment No. 1, dated as of December 1, 2014 and Amendment No. 2, dated as of October 21, 2015, the “Existing Pricing Letter”, and as further amended by this Amendment, and as may be further amended from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Existing Pricing Letter, as applicable.

Assignor wishes to assign to UBS 1285 and UBS 1285 wishes to assume all of the Assignor’s interest in the Repurchase Agreement, the Pricing Letter, the other Program Documents and all future and outstanding Transactions thereunder.

Assignor, UBS 1285, Sellers, Mezzanine Subsidiary and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement and Existing Pricing Letter be amended to reflect certain agreed upon revisions to the terms thereof. As a condition precedent to amending the Existing Repurchase Agreement and Existing Pricing Letter, the parties require Guarantor to ratify and affirm the Program Guaranty, pursuant to that certain Assignment and Reaffirmation of Guaranty, dated as of the date hereof (the “Reaffirmation of Guaranty”), made by Guarantor in favor of Assignee.

Accordingly, Assignor, UBS 1285, Sellers, Mezzanine Subsidiary and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein contained (the receipt and sufficiency of which are hereby acknowledged by each of the parties), that the Existing Repurchase Agreement and Existing Pricing Letter are hereby amended as follows:

SECTION 1.Assignment. In consideration of the Repurchase Price outstanding as of the date hereof, Assignor hereby assigns and UBS 1285 hereby assumes all of Assignor’s rights and obligations, as Buyer, with respect to the Existing Repurchase Agreement, the Existing

Pricing Letter and all future and outstanding Transactions thereunder. For the avoidance of doubt, each outstanding Transaction is a continuing transaction and has not been, and shall not be, considered terminated in any respect. From and after the date hereof, (a) UBS 1285 shall be a party to the Repurchase Agreement and Pricing Letter and shall have the rights and obligations of Assignor as Buyer thereunder and agrees to be bound by the terms and conditions thereof and (b) Assignor shall relinquish its rights and be released from its obligations under the Repurchase Agreement and Pricing Letter and all future and outstanding Transactions thereunder except for those Obligations of Sellers to Assignor (including, without limitation, any indemnification obligations) that survive which shall continue for the benefit of the Assignor.

SECTION 2.Repurchase Agreement Amendments.

2.1    Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

(a)    deleting the definitions of “Buyer,” “Debt,” “Fixed Charge Coverage Ratio,” “Program Documents,” “Recourse Debt” and “Tangible Net Worth” in their entirety and replacing them with the following:

“Buyer” shall mean UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, its successors in interest and assigns pursuant to Section 18 and, with respect to Section 7, its participants.

“Debt” shall mean, with respect to any Person: (i) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (ii) all indebtedness representing deferred payment of the purchase price of property or assets (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (iii) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (iv) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, and (v) all indebtedness secured by a lien existing on property owned, subject to such lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof; provided, that “Debt” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.

“Fixed Charge Coverage Ratio” shall mean Adjusted EBITDA (as determined in accordance with GAAP) for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period, divided by the Fixed Charges for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period; provided, that the “Fixed Charge Coverage Ratio” and associated components thereof shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of any applicable Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.

“Program Documents” shall mean this Agreement, the Pricing Letter, the Custodial Agreement, the Program Guaranty, each Control Agreement, the Collateral Administration Agreement, the Collateral Administrator Notice, if any, the Mezzanine Loan Acquisition Agreement, each Mezzanine Loan Transfer Agreement, the Mezzanine Subsidiary Organizational Documents, and the Power of Attorney.

“Recourse Debt” shall mean, without duplication, (a) Debt of a consolidated Subsidiary of Guarantor for which Guarantor has provided a payment guarantee and (b) any Debt of Guarantor other than Debt in respect of which recourse for payment (except for customary exceptions for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse or tax-exempt financings of real estate) is contractually limited to specific assets of Guarantor (and not a majority of Guarantor’s assets) encumbered by a Lien securing such Debt; provided, that “Recourse Debt” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of the Guarantor under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.

“Tangible Net Worth” shall mean, with respect to any Person, all amounts that would be included under capital or shareholder's equity (or any like caption) on the balance sheet of such Person, minus (a) amounts owing to that Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus deferred origination fees, net of deferred origination costs, all on or as of such date; provided, that “Tangible Net Worth” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP. For sake of clarity, mortgage servicing rights shall not be deemed to be intangible assets.

(b)    adding the following definition in its proper alphabetical order:

“Specified Third Party Securitization”: Any securitization transaction that was not established or sponsored by Guarantor or any of its Affiliates.

2.2    Collections. Section 5(b) of the Existing Repurchase Agreement is hereby amended by:

(a)    deleting subsection (v) in its entirety and replacing it with the following:

(v)    [reserved];

(b)    deleting the ordinal numbers at the beginning of subsections (vi) through (xii) and replacing them with fifth through eleventh, respectively.

2.3    Requirement of Law. Section 6 of the Existing Repurchase Agreement is hereby amended by deleting subsection (d) in its entirety and replacing it with the following:

(d)    Within ten (10) Business Days after receipt of the Requirement of Law Notice, Sellers will be entitled to notify Buyer of its intention to repay all Obligations hereunder and terminate this Agreement, and after payment of any Requirement of Law Premium and the outstanding Repurchase Price and any other Obligations outstanding Buyer will rebate to Sellers the most recently paid installment of the Commitment Fee, pro-rated for the portion of such three month period from the date Sellers terminated the Agreement.

2.4    Events of Default. Section 13 of the Existing Repurchase Agreement is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

(a)    Payment Default. A Seller Party shall default in the payment of  (i)  any payment of Price Differential which has become due on a Payment Date and such payment is not received within three (3) Business Days; (ii) any Repurchase Price which has become due; (iii) any Asset Manager Fee or Commitment Fee which has become due and such payment is not received within three (3) Business Days; (iv) any Margin Deficit when due pursuant to Section 6 hereof or (v) make any payment on account of Expenses that are due on demand or upon presentation of an invoice thereof within thirty (30) days after demand or presentment thereof; or

2.5    Financial Condition Covenant. Section 12(h) of the Existing Repurchase Agreement is hereby amended by adding new subsection (v) as follows:

(v)    Specified Third Party Securitizations. The aggregate amount of investments by the Guarantor in Specified Third Party Securitizations shall not exceed 33% of the Guarantor’s Tangible Net Worth. For the avoidance of doubt, the Sellers shall not make any investment in Specified Third Party Securitizations.

2.6    References. The Existing Repurchase Agreement is hereby amended by:

(a)    replacing all references to “UBS Real Estate Securities Inc.” with “UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York”.

(b)    deleting the definitions of “Exit Fee”, “Minimum Price Differential”, “Price Differential Shortfall” and “Securitization Exclusivity Letter” in their entirety and any and all references thereto.

2.7    Buyer Authorizations. The Existing Repurchase Agreement is hereby amended by deleting Buyer’s Authorizations on Schedule 2 in its entirety and replacing it with Annex A attached hereto.

SECTION 3.Pricing Letter Amendments.

3.1    References. The Existing Pricing Letter is hereby amended by:

(a) replacing all references to “UBS Real Estate Securities Inc.” with “UBS
AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York”.

(b)      deleting the definitions of “Exit Fee”, “Minimum Price Differential”, “Price Differential Shortfall” and “Securitization Fees” in their entirety and any and all references thereto.

3.3 Securitization Mandate. Section 10 of the Existing Pricing Letter is hereby amended by deleting such section in its entirety and replacing it with the following:

SECTION 10. Reserved.

SECTION 4.Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Assignment Effective Date”), subject to the satisfaction of the following conditions precedent:

4.1    Delivered Documents. The parties hereto shall have received the following documents, each of which shall be satisfactory to the Assignor and UBS 1285, as applicable, in form and substance:

(a)    this Amendment, executed and delivered by the parties hereto;

(b)    the Reaffirmation of Guaranty, executed and delivered by the parties thereto;

(c)    Assignment and Amendment No. 1 to Custodial Agreement, dated as of the date hereof executed and delivered by the parties thereto;

(d)    the Termination Letter to the Securitization Exclusivity Side Letter, dated as of the date hereof executed and delivered by the parties thereto;

(e)    the Powers of Attorney, dated as of the date hereof executed and delivered by each of Sellers and Mezzanine Subsidiary;

(f)    the Amended and Restated Collateral Administrator Notice and Pledge, dated as of the date hereof executed and delivered by Sellers, Mezzanine Subsidiary; and

(g)    on or prior to the date hereof, Sellers shall permit UBS 1285 and Assignor to take all steps as it may deem necessary in connection with UCC searches and filing duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1 and UCC-3 as applicable, as is necessary or, in the opinion of UBS 1285, desirable to perfect UBS 1285’s interests in the Purchased Assets and other Repurchase Assets.

SECTION 5.Commitment Fee. The parties hereto agree that, as of the Assignment Effective Date, any amounts remaining due and payable in respect of the Commitment Fee shall hereby be waived in full by Buyer, and Seller shall have no further obligation to make any additional installments of the Commitment Fee.

SECTION 6.Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement and Existing Pricing Letter are in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 7.Representations and Warranties. Each of the Sellers, Mezzanine Subsidiary and Guarantor hereby represent and warrant to the Buyer and Assignee that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement. Each of the Sellers, Mezzanine Subsidiary and Guarantor hereby represent and warrant that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar Requirement of Law affecting creditors’ rights generally and (ii) general principles of equity.

SECTION 8.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 9.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 10.Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The original documents shall be promptly delivered, if requested.

SECTION 11.Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 12.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/

OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION AMONG THE PARTIES HERETO SHALL BE GOVERNED BY E-SIGN.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their representative officers there under duly authorized, as of the date first above written.
UBS REAL ESTATE SECURITIES INC.

By:	/s/ Mary Kunka______________________ Name: Mary Kunka Title: Managing Director

By:	/s/ Jared Randall______________________ Name: Jared Randall Title: Executive Director
UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, as Assignee and UBS 1285

By:	/s/ Mary Kunka______________________ Name: Mary Kunka Title: Managing Director

By:	/s/ Jared Randall______________________ Name: Jared Randall Title: Executive Director

ACRC LENDER U LLC, as a Seller

By: /s/ Anton Feingold____________________
Name: Anton Feingold
Title: Vice President
ACRC LENDER U TRS LLC, as a Seller

By: /s/ Anton Feingold____________________
Name: Anton Feingold
Title: Vice President
ACRC LENDER U MEZZ LLC, as Mezzanine Subsidiary

By: /s/ Anton Feingold____________________
Name: Anton Feingold
Title: Vice President
ARES COMMERCIAL REAL ESTATE CORPORATION, as Guarantor

By: /s/ Anton Feingold____________________
Name: Anton Feingold
Title: Vice President